UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

 (Exact name of registrant as specified in its charter)

Delaware	001-36060	80-0551965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Broadway, 13th Floor, New York, NY 11038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By a letter dated August 27, 2014, the Listing Qualifications Department of the NASDAQ Stock Market LLC ("NASDAQ") advised Corporate Resource Services, Inc. (the "Company") stating that it was non-compliant with Listing Rule 5250(b) because the Company had not filed its Quarterly Report on Form 10-Q for the period ending July 4, 2014. As previously stated and conforming to the extension granted the Company by NASDAQ for continued listing, the Company expects to file the Form 10-Q for the quarterly period ended July 4, 2014, on or before September 29, 2014. This filing, when made will remedy the outstanding NASDAQ delinquencies.

The Company had previously received a letter from NASDAQ notifying it that because of its August 20, 2014, filing of the Company’s Form 10-Q for the period ending April 4, 2014, the Company was compliant with Listing Rule 5810(b) and Rule 5250(c)(1).

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on August 29, 2014, disclosing its receipt of NASDAQ's notifications letters dated August 27, 2014 and August , 2014, as disclosed under Item 3.01 above. A copy of the press release is attached as Exhibit 99.1.The information set forth in this Item 7.01 of Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits

(d)            Exhibits

No.	Description
99.1	Press release dated August 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name	John P. Messina
Title	Chief Executive Officer

Date:  August 29, 2014